Exhibit 10.1

                               Dental Cooperative

                  Affiliate Member Practice Purchase Agreement


         This Affiliate Member Practice Purchase Agreement (the "Agreement") is effective as of the 16th day of November, 2006, by and among DENTAL COOPERATIVE, INC., a Utah corporation ("Dental Cooperative"); the Provider; and those natural persons, if any, who own Provider ("Dentist(s)"), all as specified on the Signature Page. THIS AGREEMENT SUPERCEDES ANY AND ALL PRE-EXISTING AGREEMENTS OR UNDERSTANDINGS AMONG THE PARTIES, WHETHER IN WRITING OR OTHERWISE. ANY SEPARATE WRITING PURPORTING TO ALTER THE UNDERSTANDINGS SET FORTH BELOW OR EXEMPT A PROVIDER FROM ANY OF THE UNDERSTANDINGS BELOW MUST BE IN WRITING AND REFERENCE EXPLICITLY THE INTENT TO MODIFY THIS AGREEMENT.

                                    RECITALS

         WHEREAS, Dental Cooperative has entered into the business of acquiring, operating and selling dental practices of retiring dentists or dentists that are relocating.

         WHEREAS, Dental Cooperative is interested in acquiring the Dental Practice and Provider is interested in selling the Dental Practice to Dental Cooperative.

         WHEREAS, title to the Dental Practice Assets will be transferred at the Closing.

         WHEREAS, the purchase price will be paid over a five (5) year period and during this period a properly licensed dentist or dentists will independently manage and maintain the Dental Practice.

         NOW, THEREFORE, in consideration of the mutual conditions, representations and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. For purposes of this Agreement and each of the Operative Documents (unless otherwise defined herein or therein), the following terms shall have the following meanings:

         "Approved Liabilities" has the meaning set forth in Section 3.2.

         "Closing" and "Closing Date" have the respective meanings set forth in
Article 6.

         "Collections" means the gross revenues of the Dental Practice arising from the sale of any and all services and/or products in a given period accounted for on a cash basis, representing amounts paid by patients or by insurers or their representatives for services or products and any other revenue of the Dental Practice.

         "Confidential Information" has the meaning set forth in Section 9.1.

         "Dental Office" means the location or facility specified on the Signature Page (or in an attachment thereto) from which the Provider provides Dental Services. This term will include, if applicable, mobile facilities.

         "Dental Practice" means Provider's business of providing Dental Services and all tangible and intangible assets of that business, including but not limited to any and all licenses and leaseholds needed for the conduct of such business. The Dental Practice does not, however, include any cash on hand, accounts receivable, patient lists or HIPPA (Health Information Portability and Privacy Act) protected health information.

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         "Dental Practice Assets" has the meaning set forth in Section 5.1(c).

         "DPCA" means Dental Patient Care America, Inc.

         "Dental Professional" means any licensed dental professional working at a Dental Practice, whether an independent contractor or employee, including any dentist, dental hygienist, anesthetist and other such position for which licensure is required by law, who is employed or otherwise retained by the Provider to provide Dental Services to patients.

         "Dental Services" means all dental and related health care services, and the sale of related dental products, including without limitation, examination, diagnosis, preventive care, restoration, surgery and other therapy.

         "Dentist(s)" has the meaning noted in the introduction to this Agreement.

         "Final Cash Payment" has the meaning set forth in Section 3.1(a).

         "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 9.2(c).

         "Market Price" means, as of a specific date, the average of the last reported sale prices for the last fifteen trading days as officially reported by the principal securities exchange on which DPCA's common stock is listed or admitted to trading during said period, or, if DPCA's common stock is not listed or admitted to trading on any national securities exchange during said period, the average closing bid price of the common stock on the Nasdaq Stock Market System or reported on the NASD's OTC Bulletin Board or the Pink Sheets or, if DPCA's common stock is not quoted on Nasdaq, the OTC Bulletin Board or the Pink Sheets, as determined in good faith by resolution of the board of directors of the DPCA, based on the best information available to it.

         "Material Adverse Change" means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the Dental Practice (regardless of whether or not such adverse effect or changes can be or has been cured at any time or whether Dental Cooperative has knowledge of such effect or changes on the date hereof or at any time hereafter), including any adverse changes, event, development, or effect arising from or relating to the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

         "Operative Document" means each of this Agreement and every other document or certificate to be executed and delivered between or among the parties in connection with the transactions described herein.

         "Practice Valuation" means an amount selected by Provider which amount shall not be greater than the amount of Collections during any consecutive twelve (12) month period during the twenty-four (24) month period immediate prior to the Closing. The amount of the Practice Valuation is set forth in the Signature Page of this Agreement.

         "Provider" has the meaning noted in the introduction to this Agreement.

                                    ARTICLE 2
                               OPERATIVE DOCUMENTS

         Concurrently with the execution of this Agreement, the Provider, Dental Cooperative and the Dentist(s) agree to and will execute the Operative Documents. Each of the Operative Documents is an integral part of the agreement described herein, and the effectiveness of each Operative Document is a condition to the effectiveness of this Agreement and the other Operative Documents.

                                    ARTICLE 3
                               THE PURCHASE PRICE

         Section 3.1 Payment of the Purchase Price.

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                  (a) Dental Cooperative shall issue 60,000 shares of DPCA'S restricted common stock to Provider at the Closing as full payment to Provider for all Dental Practice Assets other than goodwill. Dental Cooperative shall pay Dentist the following amounts and other consideration described herein as full payment for all goodwill associated with the Dental Practice Assets, (i) 60,000 shares of DPCA's restricted common stock will be issued to Dentist on the first, second, third and fourth anniversary dates of the Closing, and (ii) Dentist shall be paid an amount equal to fifty percent (50%) of the Practice Valuation in the form of cash or cash equivalent on the five year anniversary of the Closing (the "Final Cash Payment"). These payments shall constitute the full purchase price for the Dental Practice Assets. Notwithstanding the foregoing, in the event that Dentist dies, then the Final Cash Payment shall be paid to Dentist's estate within 90 days following notice to Dental Cooperative of Dentist's death.

                  (b) (i) Notwithstanding Section 3.1(a)(ii), on each of the first four annual anniversary dates of this Agreement Dentist may elect to receive restricted stock of DPCA with a Market Price on the annual anniversary date in question equal to twelve and one-half percent (12.5%) of the Practice Valuation. If Dentist elects to receive DPCA stock pursuant to this paragraph Dentist must give written notice to the Dental Cooperative of the Dentist's election to receive DPCA stock at least thirty days prior to the annual anniversary date in question. Any stock certificates issued to Dentist pursuant to this Section 3.1(b) shall bear on their face a legend indicating the restrictions imposed by this Agreement.

                           (ii) Should Dentist elect an option described under
Section 3.1(b)(i) on the five (5) year anniversary date of this Agreement, then the Final Cash Payment will be reduced by an amount equal to twelve and one-half percent (12.5%)of the Practice Valuation for each time that Dentist elected to received DPCA stock on an annual anniversary of this Agreement and the provisions of Section 3.1(a), as applicable, shall otherwise remain unaltered. For example, if the Final Cash Payment prior to any election to receive common stock hereunder was $600,000 and the Dentist elected to receive DPCA stock on the first and third anniversary dates of this Agreement, then the Final Cash Payment would be reduced to $300,000.

                  (c) Each time the Provider and/or Dentist receives and/or elects to receive DPCA stock under this Agreement, then Provider or Dentist, as applicable, is deemed to make the representations and warranties set forth in Appendix 5.

         Section 3.2 Satisfaction of Liabilities. At Closing Provider will retire all liabilities relating to the Dental Practice, except for current liabilities incurred in Provider's ordinary course of business in operating the Dental Practice and liabilities arising from equipment and facilities leases relating directly to the Dental Practice (collective, "Approved Liabilities").

         Section 3.3 Transfer of Title to the Dental Practice Assets. Title to the Dental Practice Assets shall be transferred to Dental Cooperative or its nominee on the Closing date.

         Section 3.4 Additional Consideration. On the five year anniversary of this Agreement, Dental Cooperative will cause DPCA to issue to Dentist restricted stock of DPCA with a Market Price on the five year anniversary date equal to eight percent (8%) of Collections during the one year period immediately prior to said five year anniversary date.


                                    ARTICLE 4
                      SPECIAL COVENANTS OF NON-COMPETITION
                              AND NON-SOLICITATION

         Section 4.1 Non-Competition.

                  (a) Each of Dentist(s) and Provider agrees that, during the term of this Agreement and for the twenty-four (24) months following the termination of Dentist(s)' performing any services for Dental Cooperative pursuant to a practice management arrangement, Dentist(s) shall not directly or indirectly engage in, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or engaged or act as a consultant to or in any manner by, any dental practice management business competing with Dental Cooperative.

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                  (b) Each of Dentist(s) agrees that, during the term of this
Agreement and for the twenty-four (24) months following the termination of any practice management arrangement with Dental Cooperative, Dentist(s) shall not directly or indirectly provide Dental Services within a fifty mile radius of the Dental Practice.

         Section 4.2 Reasonableness of Restrictions. Each of Dentist(s) and Provider has carefully read and considered the provisions of this Article 4 and, having done so, agrees that the restrictions set forth in this Article contain reasonable limitations as to time, geographical area, scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the goodwill or other legitimate business interests of Dental Cooperative. Each of Dentist(s) and Provider further understands and agrees that, if at some later date, a court of competent jurisdiction determines that the scope, duration or geographic area of any covenant set forth in this Article is overbroad or unenforceable for any reason, these covenants shall be reformed by the court to the minimum extent necessary in order to make such covenants valid, legal and enforceable under applicable law.

         Section 4.3 Remedies. In the event of an actual or threatened breach of the covenants in this Article 4 by Provider or Dentist(s), Dental Cooperative shall be entitled to pursue such injunctive remedies as may be provided by law or equity, without the necessity of posting a bond, cash or otherwise. The foregoing injunctive relief shall be without prejudice and in addition to any other action or remedy permitted to Dental Cooperative under this Agreement or the Operative Documents or as otherwise permitted under the law.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of the Provider and Dentist(s). Each of the Provider and Dentist(s), as applicable, hereby represents and warrants to Dental Cooperative as of the Closing Date (and as of such other date(s) where specifically stated), as follows:

                  (a) The Provider is a legal entity duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite corporate, company or partnership power and authority (as applicable) to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) Each of this Agreement and the other Operative Documents have been duly executed and delivered by Provider, have been effectively authorized by all necessary action, corporate or otherwise, and constitute a legal, valid and binding obligation of Provider.

                  (c) Appendix "1" to this Agreement is a listing of all real and personal property owned or leased by Provider and used in the Dental Practice that are being sold to Provider (the "Dental Practice Assets"). The Dental Practice Assets do not, however, include any cash on hand, accounts receivable, patient list or HIPPA (Health Information Portability and Privacy
Act) protected health information. The Provider owns all of the real and personal property so listed free and clear of any and all liens, leases, security interests, mortgages, pledges or other encumbrances, except for encumbrances arising out of the transactions described herein or otherwise as set forth in Appendix "1".

                  (d) As a result of this Agreement, legal title to all Dental Practice Assets shall transfer to Dental Cooperative or its nominee at Closing.

                  (e) There are no claims, disputes, actions, proceedings or investigations of any nature pending or, to the Provider's and Dentist(s)'s best knowledge and belief, threatened, against or involving the Dentist(s) or the Provider or any of their respective agents that relate in any way to the Dental Practice or to Dental Services.

                  (f) Appendix "2" is a list of all actual and potential claims required to be disclosed by the Provider and Dentist(s) to their insurance carrier(s). Neither the Provider nor Dentist(s) have been informed in writing by any insurance carrier that any claims against the Provider or Dentist(s) alleging dental malpractice are not fully covered by insurance, less any deductible.

                  (g) To the best of the Provider's knowledge, all consents, approvals, authorizations and other requirements prescribed by any law that must be obtained or satisfied by the Provider to operate the Dental Practice or to

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execute and deliver this Agreement and the Operative Documents have been obtained and satisfied. Provider shall provide evidence of such approvals and authorizations if requested at the Closing.

                  (h) The information provided by the Provider and Dentist(s) to Dental Cooperative in this Agreement, or in any Appendix is true in all material respects and includes all material information which is necessary or advisable to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents delivered or made available to Dental Cooperative pursuant to this Agreement are or will be complete and accurate copies of such documents.

                  (i) Appendix 3 is a complete and correct list of all material contracts, obligations and commitments relating to the Dental Office and the Dental Practice (whether written or oral), including without limitation all (i) employment contracts, (ii) collective bargaining agreements, (iii) bonus, pension, profit sharing, annuity, deferred compensation, retirement, stock purchase, stock option, stock ownership, hospitalization, insurance and all other employee benefit plans, and (iv) leases, mortgages, pledges, deeds of trust, loans or credit agreements, contracts, and agreements not made in the ordinary course of business that involve more than $2,500.00. Except as noted, all such commitments are in full force and effect.

                  (j) Appendix 4 contains all financial statements, tax returns, and accounts receivable aging reports given to Dental Cooperative. The same are true, correct and complete. Provider's books of account have been kept in the ordinary course of business in accordance with the Provider's regular method of accounting, reflect bona fide transactions, and fairly reflect items reportable in accordance with that method of accounting. No Material Adverse Change has occurred in the Provider or in the Dental Practice since the date of such financial statements.

                  (k) Provider and Dentist(s) have had an opportunity to consult with their respective professional tax and legal advisors concerning this Agreement, the other Operative Documents.

                  (l) Each time the Provider or Dentist receives and/or elects to receive DPCA stock under this Agreement, Provider or Dentist, as applicable, is deemed to make the representations and warranties set forth in Appendix 5.

         Each of the Appendices attached to this Agreement shall be updated within thirty (30) days as and if requested by Dental Cooperative. Upon the request of Dental Cooperative, Provider shall make available copies of all agreements and commitments referred to in this Section 5.1.

         Section 5.2 Representations and Warranties of Dental Cooperative. Dental Cooperative hereby represents, warrants and covenants to the Provider as follows:

                  (a) Dental Cooperative is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated hereby.

                  (b) Each of this Agreement and the other Operative Documents has been duly executed and delivered by Dental Cooperative, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes a legal, valid and binding obligation of Dental Cooperative.

                  (c) The execution and delivery of this Agreement and the other Operative Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not (i) result in a material liability to Dental Cooperative, or (ii) result in a breach of any of the terms or provisions of or constitute a default under or conflict with, any material agreements, indenture or other instrument to which Dental Cooperative is a party or by which it is bound, or any law applicable to Dental Cooperative or (iii) provide a basis for the acceleration of any indebtedness, liability or obligation of Dental Cooperative.

                                    ARTICLE 6
                                     CLOSING

         Section 6.1 Closing. The Closing will take place on or before December 15, 2006, at a time and place to be agreed by the parties. Title to the Dental Practice Assets shall be transferred to Dental Cooperative or its nominee on the

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Closing date. Closing may take place in a single location or by means of overnight delivery services and in the form of counterpart signature pages.

         Section 6.2 Conditions to Closing. The parties' duty to close shall be subject to the fulfillment or waiver, on or before the Closing, of all of conditions set forth below:

                  (a) No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency that presents a substantial risk of restraint or prohibition of the transaction contemplated by this Agreement or any other Operative Document.

                  (b) The representations and warranties of the parties hereto shall be true and correct in all material respects, and the obligations and undertakings of the parties to be performed prior thereto shall have been performed in all material respects as of such time.

                  (c) (i) the operation of the Dental Practice shall have been conducted in the ordinary course of business, consistent with past practices, during any period covered by this Affiliate Member Practice Purchase Agreement;
(ii) there shall not have occurred any damage, destruction or loss with respect to Provider's assets used in the Dental Practice, whether or not covered by insurance; and (iii) during any period covered by this Affiliate Member Practice Purchase Agreement there shall not have occurred any other event or condition which has had or which reasonably may be expected to have a materially adverse effect on the value of the Dental Practice, on the operation of the Dental Office, or on the ability of the Provider, Dentist(s) or Dental Cooperative to consummate the transactions contemplated herein.

                  (d) The parties shall have seen and approved, on or before the Closing Date, each of the Operative Documents and all other needed instruments, fully executed by them respectively.

                  (e) An independent audit of the financial statements of Dental Practice shall have been completed and the results of the audit shall be reasonably satisfactory to Dental Cooperative and DPCA. The independent auditor shall be engaged by Dental Cooperative and Dental Cooperative shall bear the cost of such auditor. Provider shall provide financial statements for the Dental Practice consisting of: 1) a trial balance; 2) balance sheet; 3) statement of operations; 4) and statement of cash flows. Such financial statements shall be prepared according to generally accepted accounting principles utilizing the accrual method of accounting. Provider shall make available such supporting documentation as may be reasonably required by auditor to complete the audit.


                                    ARTICLE 7
                                     DEFAULT

         Section 7.1 Events of Default. Any one or more of the following events or situations shall be regarded as an "Event of Default" under this Agreement, which shall allow the non-defaulting party to terminate this Agreement.

                  (a) Any of the representations and warranties made by Dentist(s) and Provider, on the one hand, or Dental Cooperative on the other hand, proves to be untrue or incorrect in any material respect when made, or omits to state a material fact required to be stated in order to make such statements, in the light of the circumstances under which made, not misleading on the date made;

                  (b) Provider or Dentist(s) shall commence (by petition, application, or otherwise) a voluntary case or other proceeding under the laws of any jurisdiction seeking liquidation, reorganization, or other relief with respect to Provider's or Dentist(s)'s debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, self-trusteeship, receiver, custodian, or other similar official of any substantial part of Provider's or Dentist(s)'s property; or shall consent (by answer or failure to answer, or otherwise) to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against Provider or Dentist(s); or shall make an assignment for the benefit of creditors; or shall generally not pay Provider's or Dentist(s)'s debts as they become due or not be able to pay such debts as they become due; or admit in writing the inability to pay such debts as they become due; or shall take any action to authorize any of the foregoing;

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                  (c) An involuntary case or other proceeding shall be commenced under the laws of any jurisdiction against Provider or Dentist(s) seeking liquidation, reorganization, or other relief with respect to Provider's or Dentist(s)'s debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, or other similar official any substantial part of Provider's or Dentist(s)'s property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or a trustee, receiver, custodian, or other official shall be appointed in such involuntary case;

                  (d) Entry of any judgment exceeding $10,000 entered against Provider or Dentist(s) that shall not be discharged within thirty (30) days from entry;

                  (e) An attachment, garnishment, execution, or other process is issued or a lien is filed against any of the assets of the Dental Practice or against Dentist(s)' equity ownership in Provider;

                  (f) Transfer of an interest in any of the assets of the Dental Practice or of Dentist(s)'s equity ownership in Provider contrary to the provisions of this Agreement without the prior written consent of Dental Cooperative;

                  (g) Any of the assets of the Dental Practice are lost, stolen, or materially damaged, the aggregate uninsured value of which is in excess of $10,000; or

                  (h) Failure of Provider or Dentist(s) to maintain licenses, permits, and franchises necessary for operation of the Dental Practice.

         Section 7.2 Cross Default. A breach or default of this Agreement by either Provider or by Dentist(s) will be deemed a breach or default by both Provider and Dentist(s). A breach or default of this Agreement by either Provider or by Dentist(s) shall be considered a breach or default of the other Operative Documents.

         Section 7.3 Catastrophic Occurrences. In the event of an economic or natural condition of such magnitude as to affect all businesses in the geographic area of a Dental Practice, the parties will implement appropriate steps to mitigate the impact of such occurrence on the obligations of both parties under this Agreement.

                                    ARTICLE 8
                              TERMINATION; RENEWAL

         Section 8.1 Term. The term of this Agreement will run for five (5) years from the date of Closing, unless earlier terminated or extended in accordance with this Agreement.

         Section 8.2 Effects of Termination; Payment of Practice Valuation; Transfer of Dental Practice.

                  (a) Advances or Expenses. To the extent Dental Cooperative has advanced any funds or paid any expenses of the Dental Practice as of the date of termination of this Agreement, such amounts will be repaid by Provider, and Dental Cooperative will have a lien on the Dental Practice for the payment of such amounts.

                  (b) Payment of Remaining Purchase Price. On the five year anniversary of the Closing date, Dental Cooperative shall pay Provider the Final Cash Payment.

                  (c) Non-Compete and Non Solicitation Provisions. If this Agreement is terminated by Provider after the first year following Closing for an unremedied breach or default by Dental Cooperative, the provisions of Article 4 regarding non-compete and non-solicitation shall not continue in force after the termination of this Agreement and the other Operative Documents; provided that if there is any dispute between the parties concerning any breach or default under this Agreement, the terms of Article 4 shall continue in force and effect pending the final decision of a court of competent jurisdiction. The non-compete and non-solicition provisions shall otherwise remain in full force and effect following termination.

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         Section 8.3 Operative Documents Independent. Any termination of this
Agreement shall not terminate the other Operative Documents unless expressly provided in this Agreement or as separately agreed in writing between the parties.

                                    ARTICLE 9
                               GENERAL PROVISIONS

         Section 9.1 Confidentiality.

                  (a) Provider Confidential Information. Dental Cooperative shall protect all Confidential Information of the Provider and Dentist(s) that it learns or receives, directly or indirectly, in connection with the transactions or relationships contemplated herein, and shall not use the same for its own benefit or the benefit of others except as contemplated in this Agreement. Dental Cooperative shall not disclose any Confidential Information to anyone other than Provider and Dentist(s) except with the express written consent of Provider and Dentist(s). Notwithstanding the foregoing restrictions, Dental Cooperative may use and disclose any information to the extent required by applicable law or by an order of any court or other governmental authority, but only after Provider and Dentist(s) have been so notified and have had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure. Dental Cooperative may also, under agreement of confidentiality, disclose Confidential Information to its counsel, accountants, potential financing sources and others assisting them, to the extent necessary to obtain such assistance.

                  (b) Dental Cooperative Confidential Information. Each of Provider and Dentist(s) shall, and shall cause their respective consultants, advisors, representatives and every entity controlled by them to, keep and maintain in strictest confidence, and shall not use for their benefit or the benefit of others except in connection with the business and affairs of Dental Cooperative, all Confidential Information (as defined below) of Dental Cooperative that Provider and Dentist(s) learn or receive, directly or indirectly, in connection with the transactions or relationships contemplated herein. Each of Provider and Dentist(s) shall not disclose any Confidential Information to anyone outside of Dental Cooperative except with Dental Cooperative's express written consent. Notwithstanding the foregoing restrictions, Provider and Dentist(s) may use and disclose any information to the extent required by applicable law or an order of any court or other governmental authority, but only after Dental Cooperative has been so notified and have had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure. Provider and Dentist(s) may also, under agreement of confidentiality, disclose Confidential Information to their respective counsel, accountants, potential financing sources and others assisting them with respect to the transactions contemplated hereby, to the extent necessary to obtain such assistance.

                  (c) Confidential Information Defined. The term "Confidential Information" means (i) all information with respect to (w) Collections, (x) profit or loss figures, (y) customers, clients, suppliers, sources of supply and customer lists, and (z) trade secrets of Dental Cooperative or Provider; (ii) any information relating to the contracts, agreements, business plans, budgets or results of operations, or any other financial information of a party, to the extent such information has not been made available to the public by that party; and (iii) any other information marked or noted to be confidential by the party at the time of disclosure; provided, however, that the term "Confidential Information" shall not include any information (v) that was known to the other party prior to the date hereof; (w) that is or becomes generally known to the public through sources independent of the other party and through no fault of the other party, (x) that is available or becomes available to the other party from a third party who has a right to disclose it to the other party, (y) that is independently developed or acquired by the other party without reliance in any way upon the disclosing party's Confidential Information, or (z) any information that is required to be disclosed by Dental Cooperative or its affiliates through filings or other disclosures pursuant to applicable statutes or regulations or by interpretations of such promulgated by the Securities and Exchange Commission.

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         Section 9.2 Indemnification.

                  (a) By Provider and Dentist(s). Provider and Dentist(s), jointly and severally and in solido, shall indemnify, defend and hold Dental Cooperative, its directors, officers, employees and representatives harmless from and against any losses, liabilities, damages, costs (including without limitation, court costs) and expenses (including without limitation, reasonably attorneys' fees) that Dental Cooperative incurs as a result of, or with respect to (i) any misrepresentation or breach of warranty by Provider or Dentist under this Agreement, and (ii) any breach by Provider or Dentist(s) of, or any failure by Provider or Dentist(s) to perform, any covenant or agreement required to be performed by Provider or Dentist(s) under this Agreement.

                  (b) By Dental Cooperative. Dental Cooperative shall indemnify, defend and hold Provider, its directors, officers, employees and representatives, including Dentist(s), harmless from and against any losses, liabilities, damages, costs (including without limitation, court costs) and expenses (including without limitation, reasonably attorneys' fees) that Provider or Dentist(s) incur as a result of, or with respect to (i) any misrepresentation or breach of warranty by Dental Cooperative under this Agreement, and (ii) any breach by Dental Cooperative of, or any failure by Dental Cooperative to perform, any covenant or agreement required to be performed by Dental Cooperative under this Agreement.

                  (c) Notice and Control of Litigation. If any claim or liability is asserted in writing by a third party against a party entitled to indemnification under this Section (the "Indemnified Party") that would give rise to a claim under this Section, the Indemnified Party shall notify the person giving the indemnity ("Indemnifying Party") in writing of the same within fifteen (15) days of receipt of such written assertion of a claim or liability. The Indemnifying party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation. If the Indemnifying Party, within ten (10) days after notice of such claim, fails to defend such claim, the Indemnifying Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, comprise or settlement of such claim on behalf of and for the account and at the risk of the Indemnifying Party.

         Section 9.3 General Construction Principles. Words in any gender are deemed to include the other genders. The singular is deemed to include the plural and vice versa. The headings and underlined paragraph titles are for guidance only and have no significance in the interpretation of this Agreement.

         Section 9.4 Binding Effect. This Agreement is binding on and will inure to the benefit of the parties and their respective successors and assigns.

         Section 9.5 Notices. Any notices, payment, demand or communication required or permitted to be given to any party by any provision of this Agreement shall be in writing and sent by hand delivery or overnight courier to the following addresses or to replacement addresses provided by notice under this Section 9.5. Any such notice shall be deemed to be delivered, given and received as of the date it is delivered into the hands of the agent who will effect delivery.

                  (a) Notices to Dental Cooperative: Attention President 2150 South 1300 East, Suite 500 Salt Lake City, Utah 84106

                  (b)      Notices to Provider
                           [address provided on Signature Page]

                  (c)      Notices to Dentist(s)
                           [address provided on Signature Page]

         Section 9.6 Further Assurances. Each party hereto agrees to perform such further acts, and to execute, acknowledge and deliver such documents, as may be reasonably necessary, appropriate or desirable to carry out the provisions and intent of this Agreement and the other Operative Documents.

         Section 9.7 Governing Law. The internal laws of Utah (without reference to the conflict of law principles thereof) shall govern the validity of this Agreement and the construction of its terms.

         Section 9.8 Dispute Resolution. Any dispute arising under this Agreement that cannot be resolved between the parties shall be submitted to binding under the auspices of the American Arbitration Association with venue of the arbitration in Salt Lake City, Utah. A single independent arbitrator shall be appointed through the AAA's normal selection procedures. The costs of the arbitration assessed by AAA shall be split evenly among the parties to the dispute regardless of the outcome of the arbitration. The AAA's Commercial Arbitration Rules will govern the proceeding. No attorneys fees or costs of any party may be awarded in the arbitration of any dispute. It is the intent of the parties to resolve disputes without incentive to any party.

         Section 9.9 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         Section 9.10 Entire Agreement. This Agreement and the other Operative Documents contain the entire agreement among the parties and there can be no modification or variance other than in a separate agreement in writing signed by all parties.

         Section 9.11 Excluded Information. Provider shall not disclose to Dental Cooperative any HIPPA protected health information where such disclosure would result in a violation of the HIPPA privacy rules.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO Affiliate Member Practice Purchase Agreement

Richard R. Clegg DDS PC                                 Dr. Richard Clegg
-----------------------                                 ----------------------
Name of Provider                                        Name of Dentist(s)

Professional Corporation, Utah
Type of legal entity and state of organization
(Any additional notice addresses are on an attached sheet)

------------------------------------
------------------------------------
------------------------------------
Address of Dental Office
(Any additional locations are specified on an attached sheet)

Generalist?  [X]   Specialist? [ ]
              Check one

Closing Date __________________________

Term of Agreement: 5 years          Termination Date:______________

Practice Valuation: $1,000,000.00

         IN WITNESS WHEREOF, the parties have executed this Agreement as of


November 17, 2006.
      (date)

                                            DENTAL COOPERATIVE, INC.

                                            By: /s/ Marlon Berrett
                                            ------------------------------------
                                            Name: Marlon Berrett
                                            Title : President

                  "PROVIDER"                Richard R. Clegg DDS PC

                                            By: /s/ Richard R. Clegg
                                            ------------------------------------
                                            Name: Richard R. Clegg
                                            Title: President

                  "DENTIST(S)"               X Richard R. Clegg
                                            ------------------------------------
                                             Dr. Richard Clegg

                                   APPENDIX 1
                 TO AFFILIATE MEMBER PRACTICE PURCHASE AGREEMENT


        Listing of Real and Personal Property Owned or Leased by Provider
                         And Used in the Dental Practice
       Including Liens, Security Interests and Encumbrances on Item Listed


                                [to be completed]

                                   APPENDIX 2
                 TO AFFILIATE MEMBER PRACTICE PURCHASE AGREEMENT

              Listing of Claims, Disputes, Actions and Proceedings
                        Involving Dentist(s) or Provider



                                [to be completed]

                                   APPENDIX 3
                 TO AFFILIATE MEMBER PRACTICE PURCHASE AGREEMENT

           Listing of Material Contracts Involving the Dental Practice



                                [to be complted]

                                   APPENDIX 4
                 TO AFFILIATE MEMBER PRACTICE PURCHASE AGREEMENT


  Financial Statements and Tax Returns of Provider (for two most recent years);
            Accounts Receivable Aging Report for the Dental Practice



                                [to be completed]

                                   APPENDIX 5
 REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE ACQUISITION OF DPCA STOCK

         Provider and/or Dentist (individually and jointly referred to as "Provider," as applicable, in this Appendix 5), hereby represent and warrant that:

         (a) Provider's representations are complete and accurate to the best of Provider's knowledge, and Dental Cooperative and DPCA (jointly, the "Company") may rely upon them. Provider will notify the Company immediately if any material change occurs in any of this information before the issuance of Company shares to Provider (the "Shares").

         (b) Provider is able to bear the economic risk of an investment in the Shares for an indefinite period of time, can afford the loss of the entire investment in the Shares, and will, after making an investment in the Shares, have sufficient means of providing for Provider's current needs and possible future contingencies. Additionally, Provider's overall commitment to investments that are not readily marketable is not disproportionate to Provider's net worth and that the acquisition of the Shares will not cause such overall commitment to become excessive.

         (c) The Shares will not be sold by Provider without registration under applicable securities acts or a proper exemption from such registration.

         (d) The Shares are being acquired for Provider's own accounts and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. Provider is are aware that there are substantial restrictions on the transferability of the Shares.

         (e) Provider has had access to any and all information concerning the Company that Provider and Provider's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, Provider has had the opportunity to review and has received a copy of DPCA's most recent annual report on Form 10-KSB and all subsequent filings by DPCA with the Securities and Exchange Commission (the " Securities Filings"). In making the decision to acquire the Shares, Provider and its advisers have relied solely upon the Securities Filings and their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in DPCA will depend upon its individual circumstances. Provider further understands that no opinion is being given as to any securities or tax matters involving this transaction.

         (f) All of the representations and warranties of Provider contained herein and all information furnished by Provider to the Company are true, correct and complete in all respects, and Provider agree to notify the Company immediately of any change in any representation, warranty or other information set forth herein.

         (g) Provider also understands and agrees that stop transfer instructions relating to the Shares will be placed in the DPCA's stock transfer ledger, and that the certificates evidencing the Shares sold will bear legends in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the issuer.

                  The securities represented by this Certificate evidenced hereby are subject to a stock cancellation arrangement (a copy of which may be obtained upon written request from the issuer), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that arrangement.

         (h) Provider knows that the Shares subscribed for herein are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, and state securities law based, in part, on these warranties and representations, which are the very essence of this Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

         (i) Provider has the capacity to protect Provider's own interest in connection with this transaction or has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

         (j) The Shares were not offered to Provider by way of general solicitation or general advertising and at no time was Provider presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

         (k) Provider is an "accredited investor" as defined under Rule 501 of Regulation D.

                                       2